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                                                               Exhibit 10(t)

                                                              EXECUTION COPY


                       AMENDMENT TO PROTOCOL AGREEMENT

                  THIS AMENDMENT TO PROTOCOL AGREEMENT, dated as of March 3, 2003 (this "Amendment"), by and among Pharmacia Corporation, a Delaware
            ---------
corporation ("Pharmacia"), Solutia Inc., a Delaware corporation ("Solutia"),
              ---------                                           -------
and Monsanto Company, a Delaware corporation ("Monsanto").
                                               --------

                            W I T N E S S E T H:

                  WHEREAS, pursuant to its obligations under the Amended Distribution Agreement, Solutia has agreed to and has been defending Pharmacia in connection with Commonwealth of Pennsylvania et al. v. United States Mineral Products et al., Nos. 284 M.D., 244 M.D. (Penn. Comm. Ct.) (the "Pennsylvania Litigation");
      -----------------------

                  WHEREAS, a jury verdict has been returned in the Pennsylvania Litigation with respect to the liability of Solutia and Pharmacia and judgment in the Pennsylvania Litigation has been entered in the amount of $59.5 million (the "Judgment");
                                  --------

                  WHEREAS, under Pennsylvania law a bond in the amount of 120% of the Judgment, or approximately $71.4 million, was required to be posted in order to stay execution of the Judgment pending appeal of the Judgment (the "Appeal");
               ------

                  WHEREAS, Pharmacia, Solutia and Monsanto are parties to that certain Protocol Agreement, dated as of November 15, 2002 (the "Protocol Agreement"), pursuant to which, among other things, Monsanto,
 ------------------
pursuant to its obligations under the Amended Separation Agreement, agreed to post a bond in order to stay execution of the Judgment pending the Appeal;

                  WHEREAS, on or about November 15, 2002, Monsanto caused Safeco Insurance Company of America (the "Monsanto Surety") to post that
                                          ---------------
certain Supersedes Bond for Stay of Execution of Judgment Pending Resolution of All Appeals in the amount of $71,433,900 (the "Pennsylvania Litigation
                                                  -----------------------
Appeal Bond") in order to stay execution of the Judgment pending the Appeal;
-----------

                  WHEREAS, pursuant to its obligations under the Protocol Agreement, Solutia agreed to obtain and deliver to Monsanto (i) the Monsanto Surety's complete and unconditional written release of Monsanto from all of its commitments and obligations with respect to the Pennsylvania Litigation Appeal Bond; and (ii) evidence satisfactory to Monsanto in its sole discretion that Solutia has either (A) secured a replacement bond that is sufficient to stay execution of the Judgment pending Appeal or (B) settled all of the claim(s) at issue, or arguably at issue, in the Appeal and/or the Pennsylvania Litigation, provided that the settlement includes as a term thereof delivery by the claimant(s) or plaintiff(s) to Pharmacia and Monsanto of a written release of Pharmacia, Monsanto and Solutia from all liability with respect to the Pennsylvania Litigation once payment of the settlement and fulfillment of any other obligations of the settlement have been effectuated (subparts (i) and (ii) of this clause are referred to collectively as the "Release Conditions") within fifteen (15) business days
                     ------------------
following Solutia's consummation of an asset sale transaction having an aggregate value of $100 million or greater;




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                                                              EXECUTION COPY

                  WHEREAS, pursuant to its obligations under the Protocol Agreement, Solutia was required to satisfy the Release Conditions on or before February 21, 2003, as a result of the sale of Solutia's resins, additives and adhesives business to UCB S.A. for $500 million cash on January 31, 2003;

                  WHEREAS, Solutia acknowledges and agrees that it has not satisfied the Release Conditions within the required time period under the Protocol Agreement; and

                  WHEREAS, Solutia has requested, and Monsanto has agreed subject to the terms and conditions of this Amendment, to extend the time period within which Solutia may satisfy the Release Conditions under the Protocol Agreement.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

         Section 1. Defined Terms. Each capitalized term used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Protocol Agreement. The parties hereto affirm the factual accuracy of each of the recitals set forth above to the extent that they relate to such party.

         Section 2. Forbearance by Monsanto. Upon the execution of this Amendment by each party hereto and the satisfaction of each of the conditions set forth in Section 4 of this Amendment, Monsanto agrees to refrain until November 30, 2003 (the "Extension Period") from exercising its
                                      ----------------
rights and remedies granted under the Protocol Agreement, and at law or in equity, as a result of Solutia's failure to satisfy the Release Conditions within the required time period under Section 4(d) of the Protocol Agreement. The Extension Period shall automatically terminate, without further act or instrument, upon the occurrence of any of the following events:

                  (a) the failure by Solutia to timely perform and observe any of the covenants, agreements and obligations contained in the Protocol Agreement or any other document executed pursuant thereto, except as modified by this Amendment;

                  (b) any representation or warranty made to Monsanto by Solutia in this Amendment, the Protocol Agreement or any other document executed pursuant thereto is or was, when it was made, untrue or incorrect; or

                  (c) a petition under any bankruptcy, insolvency or debtor's relief law is filed by or against Solutia.

Upon the expiration or termination of the Extension Period, Solutia acknowledges and agrees that Monsanto shall be entitled to immediately exercise any and all of its rights and remedies granted under the Protocol Agreement, and at law or in equity.



                                     2

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                                                              EXECUTION COPY

         Section 3.    Settlement Control Decisions.

                  (a) The parties hereby agree the term "Settlement Control Rights" (which first appears and is defined in Section 4(c)(ii) of the Protocol Agreement) shall be deleted in each place that it appears in the Protocol Agreement and shall be replaced with the term "Monsanto Settlement
                                                        -------------------
Control Rights" in each such instance.
--------------

                  (b) Upon the execution of this Amendment by each party hereto and the satisfaction of each of the conditions set forth in Section 4 of this Amendment, Monsanto agrees to suspend the Monsanto Settlement Control Rights through the last day of the Extension Period.

                  (c) Upon the execution of this Amendment by each party hereto and the satisfaction of each of the conditions set forth in Section 4 of this Amendment, Monsanto and Pharmacia agree that through the last day of the Extension Period (A) Solutia shall have sole and exclusive right to compromise or settle, on a commercially reasonable basis, all claims at issue, or arguably at issue, in the Appeal and/or the Pennsylvania Litigation; (B) Solutia need not receive the consent or approval of Pharmacia or Monsanto to settle any or all claims at issue, or arguably at issue, in the Appeal and/or the Pennsylvania Litigation, provided that such settlement includes as a term thereof delivery by the claimant(s) or plaintiff(s) to Pharmacia and Monsanto of a written release of Pharmacia and Monsanto from all liability in respect to the Pennsylvania Litigation once payment of the settlement and fulfillment of any other obligations of the settlement have been effectuated; and (C) Solutia shall nevertheless have a duty of prior consultation with Monsanto and Pharmacia concerning settlement strategies and decisions (subparts (A), (B) and (C) of Section 3(c) of this Amendment being referred to herein collectively as the "Solutia Settlement
                                                        ------------------
Control Rights").
--------------

         Section 4.    Conditions to Effectiveness. The effectiveness of
(i) Monsanto's agreements to refrain from exercising its rights and remedies as set forth in Section 2 of this Amendment, to suspend the Monsanto Settlement Control Rights during the Extension Period as set forth in
Section 3(b) of this Amendment, and to grant the Solutia the Solutia Settlement Control Rights during the Extension Period as set forth in
Section 3(c) of this Amendment; and (ii) Pharmacia's agreement to grant Solutia the Solutia Settlement Control Rights during the Extension Period as set forth in Section 3(c) of this Amendment, are subject to the satisfaction and occurrence of the following conditions:

                  (a) Each of the parties hereto shall have received executed counterparts of this Amendment;

                  (b)  On or before 5:00 p.m., St. Louis time, on March 10,
2003:

                       (i) Solutia shall provide a letter of credit to Monsanto in the amount of $39,900,000 and in the form attached hereto as Exhibit A (the "Additional Solutia LOC"); and
---------       ----------------------

                       (ii) Monsanto and Pharmacia shall have received payment from Solutia of all of their respective costs and expenses related to the negotiation, documentation and/or implementation of the transactions contemplated hereby, including, without limitation, attorneys' fees and disbursements.


                                     3

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                                                              EXECUTION COPY

         Section 5. Limited Waiver of Non-Compliance. In the event Solutia delivers evidence satisfactory to Monsanto in its sole discretion that Solutia has satisfied the Release Conditions prior to the termination of the Extension Period, Monsanto agrees to waive Solutia's failure to satisfy the Release Conditions within the required time period under the Protocol Agreement; provided, that such waiver, if and when given by Monsanto, shall
           --------
not operate or be construed as a waiver of any other or subsequent breach by Solutia under the Protocol Agreement. Monsanto agrees to execute any document and take such other acts as may be reasonably requested by Solutia to give effect to such waiver.

         Section 6. No waiver; Full Force and Effect. Other than as expressly provided in Sections 2, 3 and 4 of this Amendment and subject to compliance with the terms and conditions of such Sections, none of Pharmacia, Monsanto or Solutia has waived or compromised any of their respective rights under the Protocol Agreement, the Amended Distribution Agreement, the Anniston Protocol Agreement or the Amended Separation Agreement. Notwithstanding anything to the contrary set forth in this Amendment, except as modified herein, the Protocol Agreement, the Amended Distribution Agreement, the Anniston Protocol Agreement and the Amended Separation Agreement are in full force and effect in accordance with their respective terms, remain valid and binding obligations of the respective parties thereto and are hereby ratified and confirmed by Solutia, Monsanto and Pharmacia, as applicable.

         Section 7.    Miscellaneous.

                  (a) Clarification of Protocol Agreement. The parties hereby agree, for purposes of clarification, that any reference to the term "Pennsylvania Appeal Bond" in the Protocol Agreement shall be deemed to be a reference to the term "Pennsylvania Litigation Appeal Bond," as defined in the Protocol Agreement. The parties hereby further agree, for purposes of clarification, that the Additional Solutia LOC is in addition to and not in lieu of the Solutia LOC delivered to Monsanto under the Protocol Agreement and that as a result of Solutia's delivery to Monsanto of the Additional Solutia LOC pursuant to the terms of this Amendment, Monsanto shall have an aggregate of $59,900,000 in collateral support available to it with respect to the Pennsylvania Litigation Appeal Bond.

                  (b) Effect of Amendment. No reference to this Amendment need be made in any instrument or document at any time referring to the Protocol Agreement, a reference to the Protocol Agreement in any of such to be deemed to be a reference to Protocol Agreement, as amended hereby.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters, including matters of validity, construction, effect, performance and remedies (other than the laws regarding choice of laws and conflicts of laws).

                  (d) Amendments and Modifications. This Amendment may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.


                                     4

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                                                              EXECUTION COPY

                  (e) Binding Effect; Assignment. This Amendment and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors, but neither this Amendment nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto.

                  (f) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 7(f), provided receipt of copies of such counterparts is confirmed.

                  (g) Blue Penciling; Specific Performance. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Each party acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Amendment and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                        [SIGNATURE PAGE IS NEXT PAGE]



                                     5

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                                                              EXECUTION COPY

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                    PHARMACIA CORPORATION,
                                    a Delaware corporation



                                    By:  /s/ Richard T. Collier
                                        -------------------------------------
                                           Name: Richard T. Collier
                                           Title: SVP and General Counsel




                                    MONSANTO COMPANY,
                                    a Delaware corporation



                                    By:  /s/ Terrell K. Crews
                                        -------------------------------------
                                           Name: Terrell K. Crews
                                           Title: Executive Vice President
                                                  and Chief Financial Officer



                                    SOLUTIA INC.,
                                    a Delaware corporation



                                    By:  /s/ Jeffry N. Quinn
                                        -------------------------------------
                                           Name: Jeffry N. Quinn
                                           Title: Senior Vice President,
                                                  Secretary and General
                                                  Counsel


                                     6

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                                                              EXECUTION COPY

                                  EXHIBIT A

                                   FORM OF
                          SOLUTIA LETTER OF CREDIT


            IRREVOCABLE LETTER OF CREDIT NO.
                                            --------------------

                          DATE
                              ---------------------

Monsanto Company
Attn: General Counsel
800 North Lindbergh Boulevard
St. Louis, MO 63167

To Whom It May Concern:

At the request of Solutia, Inc. ("Solutia") we, (Name and Address of Bank), have opened an IRREVOCABLE LETTER OF CREDIT in your favor for $39,900,000 U.S. Dollars, available by your drafts at sight.

We warrant to you that all your drafts under this IRREVOCABLE LETTER OF CREDIT will be duly honored upon presentation of your draft on us at (Address of Bank) on or before the expiration date or on or before any automatically extended date as set forth below.

Any draft(s) drawn by you under this Letter of Credit shall be accompanied by your written certification that you have procured the execution of a bond in the amount of $71,433,900.00 at the request of Solutia and that any one or more of the following exists: (i) Claims have been made by SAFECO Insurance Company of America ("Safeco") against you with respect to the bond posted by Safeco ("Safeco Bond") in favor of Monsanto Company relating to the Commonwealth of Pennsylvania, Department of General Services et. al., v.
    ------------------------------------------------------------------------
United States Mineral Products et. al., No. 284 M.D. 244 M.D. (Pennsylvania
--------------------------------------
Commonwealth Court) ("Pennsylvania Litigation"); (ii) Claims have been made by Safeco against any letter of credit or other collateral posted by you in order to secure your performance of the Safeco Bond; (iii) An agreement has been duly executed by the parties to the Pennsylvania Litigation settling any claims at issue, or arguably at issue, in the Pennsylvania Litigation and Solutia has not paid the required settlement amount within five
(5) business days after such agreement has been fully executed; or
(iv) A final, non-appealable judgment in the Pennsylvania Litigation has been entered by a court of competent jurisdiction against Solutia or Pharmacia Corporation (a/k/a Monsanto Company) and Solutia has not paid the required judgment amount within five (5) business days after such judgment has been entered.

Except as stated herein, this IRREVOCABLE LETTER OF CREDIT is effective
           , 2003, and expires on August 1, 2004, but will be automatically
-----------
extended without amendment for successive one-year periods from the current expiration date and any future expiration date unless at least 90 days prior to expiration date we notify you by registered letter that we elect not to renew for such additional one-year periods.

This credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce, publication no. 500.

                                       Very truly yours,


                                              (Authorized Signature)

                                       -------------------------------------

                                                     (Title)

                                       -------------------------------------
                     (To be prepared on Bank Letterhead)